SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2006

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities and Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Modification of Engagement of McGladrey & Pullen, LLP

In a Current Report on Form 8-K dated November 2, 2004, that was filed with the Securities and Exchange Commission on November 3, 2004, The Thaxton Group, Inc. (the “Company”) stated among other things, that:

After further discussions in the bankruptcy proceedings, the engagement of McGladrey & Pullen, LLP (“McGladrey & Pullen”) has been changed so that instead of auditing the Company’s balance sheet as of December 31, 2003, McGladrey & Pullen has now been engaged to audit the Company’s consolidated financial statements as of and for the period ended December 31, 2005, and, at that time and as part of that process, to audit the Company’s consolidated balance sheet as of December 31, 2004. This engagement was approved by the bankruptcy court on October 28, 2004, nunc pro tunc to June 16, 2004, and formally entered into by the Company on October 29, 2004.

After further work and discussions, the engagement of McGladrey & Pullen has been modified so that instead of auditing the Company’s financial statements as indicated above, McGladrey & Pullen will now perform an audit of the consolidated balance sheet of Southern Management Corporation and subsidiaries (“Southern”) as of December 31, 2004, and the consolidated financial statements of Southern as of and for the period ended December 31, 2005. McGladrey & Pullen will also perform certain specific agreed-upon procedures with respect to the Company. The revised engagement letters with McGladrey & Pullen were approved by the Audit Committee of the Company on March 16, 2006.

Notice of this modification is being provided to the bankruptcy court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: March 17, 2006

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